UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                   May 6, 2003

                              ORYX TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                      1-12680                   22-2115841
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)

         4340 Almaden Expressway, Suite 220, San Jose, California 95118
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (408) 979-2955

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Item 2. Acquisition or Disposition of Assets.

      On May 20, 2003, Oryx Technology Corp. (the "Company") announced in a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, that its wholly-owned subsidiary, Oryx Ventures, LLC, invested an additional $200,000 in S2 Technologies, Inc., an early-stage middleware and software tools development company, as part of a $1 million offering of Series B-1 Preferred Stock. This sale of Series B-1 Preferred Stock closed on May 6, 2003. The Company's equity ownership in S2 Technologies is now approximately 39% of all outstanding shares on a fully diluted basis. The Company has the right to increase its investment in S2 Technologies up to an additional $32,000 at any subsequent closing for the sale of additional shares of Series B-1 Preferred Stock prior to August 6, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Business Acquired.

      Financial statements required by this Item 7 are not being filed with this Form 8-K. The Company will file the financial statements required by this Item 7 by amendment not later than sixty (60) days after the date that this initial report on Form 8-K must be filed.

      (b) Pro Forma Financial Information.

      Financial statements required by this Item 7 are not being filed with this Form 8-K. The Company will file the financial statements required by this Item 7 by amendment not later than sixty (60) days after the date that this initial report on Form 8-K must be filed.

      (c) Exhibits.

      99.1 Press release dated May 20, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2003                      ORYX TECHNOLOGY CORP.
                                        (Registrant)

                                        By: /s/ Philip J. Micciche
                                            Philip J. Micciche
                                            Chief Executive Officer